EyeLock, Inc. and its Subsidiary

Consolidated Financial Statements
December 31, 2014

RSM

RSM Puerto Rico

PO Box 10528
San Juan, PR 00922-0528
T (787) 751-6164
F (787) 759 7479
www.rsm.pr

INDEPENDENT AUDITORS' REPORT

To:    The Board of Directors and Stockholders of
EyeLock, Inc. and its Subsidiary

We have audited the accompanying consolidated financial statements of EyeLock, Inc. and its Subsidiary, a Puerto Rico corporation (formerly known as Global Rainmakers, Inc.), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EyeLock, Inc. and its Subsidiary, as of December 31, 2014, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

As discussed in Note 16 to the accompanying financial statements, the Company restated the beginning balance of accumulated deficit to reflects the correction related to licensing revenue recognition amounting to $5,904,110 and to recognize an impairment in value of the intellectual property amounting to $30,830,000. Our opinion is not modified with respect to this matter.

Other Matter

The auditors’ report on the stand-alone financial statements of EyeLock, Inc. for the years ended December 31, 2008 through 2014, expressed a qualified opinion because the Company has not conducted a formal appraisal of its intellectual property with aggregate value of $35,000,000. Therefore, we were unable to satisfy ourselves as to the appropriateness of the recognition, measurement and disclosure of the intangible asset. During February 2016, the Company obtained a valuation opinion report that supports the fair market value of the intellectual property.

/s/ RSM Puerto Rico

San Juan, Puerto Rico
March 22, 2016.

Stamp No. E227277 was affixed to
the original of this report.

EYELOCK, INC. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEET
December 31, 2014

ASSETS

CURRENT ASSETS:
Cash	$1,074,891
Accounts receivable-
Trade, net of allowance for doubtful accounts of $55,638	108,425
Other	143,289
Inventories, net	739,453
Prepaid expenses	442,259
Deferred tax asset, net	54,000
2,562,317

PROPERTY AND EQUIPMENT, net	247,917
INTANGIBLE ASSETS	4,195,000
OTHER ASSETS	30,428
$7,035,662

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable	$20,350,000
Accounts payable	2,013,250
Accrued expenses	4,387,115
Deferred revenues	904,110
27,654,475

LOAN PAYABLE TO A FORMER STOCKHOLDER	1,198,700
28,853,175
STOCKHOLDERS' DEFICIT:
Series B-1 Preferred stock, $0.01 par value; 50,000,000 shares authorized;
43,371,432 shares issued and outstanding	433,714
Series B Preferred stock, $0.01 par value; 75,000,000 shares authorized;
67,580,886 shares issued and outstanding	675,809
Series A Preferred stock, $0.01 par value; 50,000,000 shares authorized;
30,455,916 shares issued and outstanding	304,559
Additional paid in capital in excess of par value on preferred stock	26,489,395
Class A Common Stock, $1.00 par value; 500,000,000 authorized;
69,952,156 shares issued and outstanding	70,936,382
Less: Discount below par value on common stock	(38,173,709)
Additional paid in capital in excess of par value on common stock	2,400,000
Accumulated deficit, end of year	(84,094,731)
(21,028,581)
Less: Treasury stock, 10,984,226 common shares, at cost	(788,932)
(21,817,513)
$7,035,662
The accompanying notes are an integral part of this consolidated balance sheet.

EYELOCK, INC. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2014

REVENUES:
Net sales	$762,958
Licensing fees	5,053,961
Royalties	1,968
Other	165
5,819,052
COSTS AND OPERATING EXPENSES:
Cost of sales	583,135
Salaries and employee benefits	5,707,231
Insurance	349,698
Rent	386,170
Depreciation and amortization	111,546
Professional services	3,031,646
Utilities	16,426
Research and development	3,815,428
Bad debt expense	322,836
Inventory obsolescence	288,375
Other	1,201,031
15,813,522
LOSS FROM OPERATIONS	(9,994,470)

OTHER INCOME (EXPENSES):
Royalty expense, net	(55,595)
Interest expense	(1,887,335)
Other, net	10,668
(1,932,262)
NET LOSS BEFORE INCOME TAX EXPENSE	(11,926,732)

INCOME TAX EXPENSE	(197,418)

NET LOSS	$(12,124,150)

The accompanying notes are an integral part of this consolidated statement.

EYELOCK, INC. AND ITS SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For the year ended December 31, 2014
	Number of Preferred Shares	Series B-1 Preferred Stock	Series B Preferred Stock	Series A Preferred Stock	Additional Paid-In Capital Preferred Shares	Number of Common Shares	Common Stock	Discount	Additional Paid-In Capital Common Shares	Accumulated Deficit	Treasury Stock	Total

BALANCE: December 31, 2013, as previously reported	141,408,234	$433,714	$675,809	$304,559	$26,489,395	57,715,732	$58,699,958	$(26,062,247)	$2,400,000	$(35,472,471)	$(788,932)	$26,679,785

Less: Adjustments applicable to prior year resulting from the retroactive change of licensing revenue recognition and the impairment of value of intellectual property, net of related deferred taxes of $236,164										(36,498,110)		(36,498,110)
BALANCE: December 31, 2013, as restated	141,408,234	433,714	675,809	304,559	26,489,395	57,715,732	58,699,958	(26,062,247)	2,400,000	(71,970,581)	(788,932)	(9,818,325)

Exercise of common stock warrant ($0.01 per share)						3,626,753	3,626,753	(3,590,484)				36,269
Common stock grant ($0.01 per share)						8,349,983	8,349,983	(8,266,484)				83,499
Exercise of common stock warrant ($0.02 per share)						259,688	259,688	(254,494)				5,194
Net loss for the year ended December 31, 2014										(12,124,150)		(12,124,150)
BALANCE: December 31, 2014, as restated	141,408,234	$433,714	$675,809	$304,559	$26,489,395	69,952,156	$70,936,382	$(38,173,709)	$2,400,000	$(84,094,731)	$(788,932)	$(21,817,513)

The accompanying notes are an integral part of this consolidated financial statement.

EYELOCK, INC. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
For the year ended December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,124,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	322,836
Inventory obsolescence	288,375
Deferred tax asset	182,000
Depreciation and amortization	111,546
Changes in assets and liabilities:
(Increase) decrease in assets -
Accounts receivable trade	48,819
Other receivable	(95,536)
Inventories	50,484
Prepaid expenses	75,488
Other assets	1,898
Increase (decrease) in liabilities -
Accounts payable	919,223
Accrued expenses	580,128
Deferred revenue	(5,000,000)
Net cash used in operating activities	(14,638,889)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Acquisition of property and equipment	(241,187)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of notes payable	12,850,000
Proceeds from issuance of common stock	124,961
Net cash provided by financing activities	12,974,961

NET DECREASE IN CASH	(1,905,115)

CASH, beginning of year	2,980,006

CASH, end of year	$1,074,891

The accompanying notes are an integral part of this consolidated statement.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

1)	Operations and summary of significant accounting policies:

A)
Operations - The consolidated financial statements include the accounts of EyeLock, Inc. (formerly Global Rainmakers, Inc.) and EyeLock Corporation (together the Company). EyeLock, Inc. was incorporated under the laws of the Commonwealth of Puerto Rico on November 3, 2005 and is engaged in the development, manufacturing and marketing of biometric and computer related technologies. EyeLock, Inc. grants third parties, by geographic areas, exclusive rights and license to the intellectual property rights to market, promote, use, offer for sale and sell its products.

EyeLock Corporation, its Subsidiary, was organized on September 20, 2011, under the Laws of the State of Delaware. EyeLock Corporation provides technology consulting services, as well as sales and management services pursuant to a Technology Consulting, Management and Sales Agreement with EyeLock, Inc.

B)
Summary of significant accounting policies - The Company’s accounting policies conform to predominant practices followed by industry and are in accordance with accounting principles generally accepted in the United States of America. The most significant accounting policies followed by the Company are summarized below:

Adoption of recently issued amendment of pronouncement - In 2014, the Company adopted FASB Accounting Standard Update 2014-10 Development Stage Entities (Topic 915), which eliminate the requirement for development stage entities to (1) present inception to date information in the statements of operations, cash flows and shareholders equity, (2) label to financial statement as those of development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclosure in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. There was no impact on the Company’s results of operations or financial condition upon adoption of the update.

Principles of consolidation - The consolidated financial statements include the accounts of EyeLock, Inc. and its Subsidiary, as described in Note 1A. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Accounting estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Fair value measurements  - Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market or observable inputs are the preferred source of value, followed by assumptions based on hypothetical transactions in the absence of market input.

The valuation techniques are based upon observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1 - Quoted prices for identical instruments in active markets.

Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 - Significant inputs to the valuation model are unobservable.

The Company maintains policies and procedures to value financial instruments using the best and most relevant data available.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Allowance for doubtful accounts - Is determined based on the Company’s analysis of the accounts receivable balance and the evaluation of the possibility of collection of each account.

Inventories - Are stated at the lower of cost (determined by the first-in, first-out basis) or market. Allowance for obsolescence is established by management based on past experience.

Property and equipment - Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful life of the related assets, as follows:

Description	Estimated useful life

Software	3 years
Computers	3 years
Tools and equipment	3 years
Leasehold improvements	Lease term

At the time property and equipment is sold, or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the books and the resulting gain or loss, if any, is credited or charged to operations.

Intangible assets - Represents the acquisition of the following:

Intellectual property - Intellectual property represents an intangible asset recognized based on the acquisition price of the technology developed by a former stockholder in exchange of Company’s stocks and based on intellectual property internally developed. At the date of the acquisition, the intellectual property value was determined based on an agreement between the stockholders of the Company. This intangible asset is considered to have an indefinite life and is not amortized.

License grant - A perpetual license to manufacture, use, lease, sell, import or practice certain licensed products. This intangible asset is considered to have an indefinite life and is not amortized.

Revenues and expenses recognition - Revenues and expenses are reported under the accrual method. Under this method, revenues are recognized in the period earned. Operating expenses are charged to expense when incurred.

Research and development costs - Are charged to expense as incurred unless they clearly have an alternative use or can be used in future research and development projects. The research and development costs charged to operations during 2014, amounted to approximately $3,815,000.

Income tax - The Company uses an asset and liability approach in the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred tax assets and liabilities are determined for differences between consolidated financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. The computation is based on enacted tax laws and rates applicable to periods in which the temporary differences are expected to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

The Company follows the guidance on accounting for uncertainty in income taxes issued by the Financial Accounting Standards Board (FASB). Calculation related to income taxes contains uncertainties due to judgment issued over the application of tax regulations in other jurisdiction. The analysis of unrecognized tax benefits contains uncertainties based on judgment used to apply to more likely than not recognition and measurements thresholds. Management do not believe there is a reasonable likelihood there will be a material change in the tax related balances or valuation allowances. However, due to these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimates of the tax liabilities. The Company is subject to examination on its fiscal years ended December 2010 through December 2014.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

 All applicable returns in Puerto Rico have been appropriately filed.

2)	Concentrations of credit risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash deposits. The cash deposits at times may exceed the amount insured by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 2014, the FDIC insured cash deposits up to $250,000 per financial institution. As of December 31, 2014, the Company’s cash deposits that exceeded the FDIC’s insured limits amounted approximately $740,000.

As of December 31, 2014, the Company had one (1) major client which account for 86%, of the Company’s total revenues. The amount due by such customer as of December 31, 2014, amounted to approximately $2,000.

3)	Inventories:

As of December 31, 2014, inventories consisted of the following:

Description	Amount

Raw material	$116,511
Finished goods	697,786

814,297
Less: Allowance for obsolescence	(74,844)

$739,453

4)	Property and equipment:

As of December 31, 2014, property and equipment consisted of the following:

Description	Amount

Software	$145,000
Computers	119,047
Tools and equipment	243,905
Leasehold improvements	61,681

569,633
Less: Accumulated depreciation and amortization	(321,716)

$247,917

5)	Notes payable:

As of December 31, 2014, notes payable are as follows:

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Description	Amount

Senior secured promissory notes payable to various investors, bearing interest at 12% maturing on June 30, 2015.	$4,000,000

Senior promissory notes payable to various investors bearing interest at 12%, maturing on December 31, 2014. During November 2014, the due date of notes amounting to $3,200,000 was extended to March 31, 2015, with an extension option to June 30, 2015.	3,500,000

Convertible promissory notes payable to various investors, bearing interest at 10%, maturing on June 30, 2015. The notes are convertible into either: a) a similar class to be created during a qualified financing of at least $5 million, b) a class similar to series B-1 Preferred.	10,000,000

Senior promissory notes payables to various investors, bearing interest at 12%, maturing on March 31, 2015, with an extension option to June 30, 2015.	2,850,000

$20,350,000

Certain balances of these promissory notes, which expired through June 30, 2015, were converted into Company’s equity, as discussed in Note 17.

6)	Loan payable to a former stockholder:

The loan payable to a former stockholder bears no interest and is subordinated to all other indebtedness of the Company and to the redemption of all outstanding shares of the Company’s preferred stock.

As of December 31, 2014, the outstanding balance of loan was approximately $1,200,000.

7)	Related party transactions:

The Company, in its ordinary course of business, conducts certain transactions with related parties. As of and during the year ended December 31, 2014, a member of the Company’s board of directors serves as a Managing Partner of a related party that is the major holder of the outstanding preferred stock, including additional paid-in-capital.

In addition, in July 2010 the Company entered into a Management and Consulting Agreement with the related party above, whereby the related party provides the Company with financial advisory services, including analysis and advice relating to business management, financial planning and the identification and sourcing of capital. Management and consulting fees for services provided during the year ended December 31, 2014, amounted to $240,000.

8)	Stockholders’ deficit:

As of December 31, 2014, the Company’s authorized capital is as follows:

Class of Stock	Number of Shares	Par Value

Series B-1 Preferred Stock	50,000,000	$0.01
Series B Preferred Stock	75,000,000	$0.01
Series A Preferred Stock	50,000,000	$0.01
Class A Common Stock	500,000,000	$1.00

Total shares authorized	675,000,000

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

All issued shares of the Company’s former Participating Preferred Stock, par value $0.01, were redesignated as the Series A Preferred Stock.

Each holder of outstanding shares of Participating Preferred Stock and Class A Common Stock are entitled to one vote per share.

Dividends - Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, and Class A Common Stock are entitled to receive dividends per share declared on such stock out of any assets legally available for such purpose as set forth below.

The record holders of Series B-1 Preferred Stock, in preference to the holders of any shares of Series B Preferred Stock, Series A Preferred Stock, or Class A Common Stock, are entitled to receive, “pari passu”, dividends on each share of Series B-1 Preferred Stock accrued at a rate per annum equal to the Series B-1 original issue price multiplied by (i) 15% for the first 12 months following the original issue date of the Series B-1 Preferred Stock, and (ii) 10% for all periods thereafter. The Series B-1 Preferred Stock dividends are cumulative whether or not declared.

After payment in full or setting aside for payment in full of the Series B-1 Preferred Stock liquidation amount, the record holders of Series B Preferred Stock, in preference to the holders of any shares of Series A Preferred Stock or Class A Common Stock, are entitled to receive, “pari passu”, dividends on each share of Series B Preferred Stock accrued at a rate per annum equal to the Series B Preferred Stock original issue price multiplied by 10%. The Series B Preferred Stock dividends are cumulative whether or not declared.

After payment in full or setting aside for payment in full of the Series B-1 Preferred Stock liquidation amount and the Series B Preferred Stock liquidation amount, the record holders of Series A Preferred Stock, in preference to the holders of any shares of Class A Common Stock, are entitled to receive, “pari passu”, dividends on each share of Series A Preferred Stock accrued at a rate per annum equal to the Series A Preferred Stock original issue price multiplied by 10%. The Series A Preferred Stock dividends are cumulative whether or not declared. With respect to Series A Preferred Stock originally issued as Participating Preferred Stock upon conversion of convertible promissory notes previously issued by the Company, the original issue price for such shares is equal to the dollar amount of notes per share so converted.

Subject to the dividend rights of the holders of the Series B-1 Preferred Stock, the Series B Preferred Stock, and the Series A Preferred Stock, the holders of the Class A Common Stock is entitled to receive dividends out of any funds of the Company at the time legally available for such purpose, when, as, and if declared by the Board of Directors.

As of December 31, 2014, total dividends in arrears on all series of preferred stock were approximately $10,047,000.

Preferential Payments - In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the Series B-1 Preferred Stock then outstanding, on a “pari passu” basis, are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders before any other payment is made to the holders of the Series B Preferred Stock, the Series A Preferred Stock, the Class A Common Stock, or any other class or series of capital stock ranking on liquidation junior to the Series B-1 Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (a) the Series B-1 Preferred Stock liquidation amount, plus any accrued and unpaid Series B-1 Preferred Stock dividends to the extent not included in the Series B-1 Preferred Stock liquidation amount, plus any other dividend declares but unpaid thereon, or (b) such amount per share as would have been payable had all shares of Series B-1 Preferred Stock been converted into Class A Common Stock immediately prior to such liquidation, dissolution or winding up.

Thereafter, the Company shall not make any other payments or issue any shares of Series A Preferred Stock or Class A Common Stock until the holders of Series B Preferred Stock have received the Series B Preferred Stock liquidation amount; and thereafter, the Company shall not make any other payments on any shares of Class A Common Stock until the holders of Series A Preferred Stock have received the Series A Preferred Stock liquidation amount.

Voting - Each holder of outstanding shares of Series B-1 Preferred Stock and Series B Preferred Stock are entitled

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series B-1 Preferred Stock and the Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. On any matter requiring a vote of stockholders by class or series of capital stock, the holders of the Series B-1 Preferred Stock and the Series B Preferred Stock shall vote together as a single class. Each holder of outstanding shares of Series A Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Holders of Series A Preferred Stock shall vote together with the holders of Class A Common Stock as a single class.

To protect the holders of all Series of the Preferred Stock against dilution, the Company shall issue additional shares of each Series of the Preferred Stock to such holders as and when required.

Redemption - At any time following the fourth (4th) anniversary of the Series B-1 Preferred Stock issue date, upon the written request of any holder of shares of Series B-1 Preferred Stock, all or any part of the shares of Series B-1 Preferred Stock of such holder shall be redeemed by the Company , at a price per share equal to the greater of (a) the Series B-1 Preferred Stock liquidation amount thereof, as of the date of payment, or (b) the Fair Market Value per share of the Series B-1 Preferred Stock with respect to each such share on the date of the redemption.

At any time after the redemption in full of the Series B-1 Preferred Stock, and upon the written request of any holder of shares of Series B Preferred Stock and Series A Preferred Stock, in the same preferential order explained above, all or any part of the shares of each Series of such holder shall be redeemed by the Company, out of funds of the Company, at a price per share equal to the greater of (a) the Series liquidation amount thereof, as of the date of payment or (b) the Fair Market Value per share of the Series Preferred Stock with respect to each such share on the date of the redemption.

Conversion of Preferred Stock - The shares of any Series of the Preferred Stock outstanding may be converted by the holder thereof into a like number of fully paid and non-assessable shares of Class A Common Stock.

Class A Common Stock

Shares of common stock issued for other than cash consideration have been valued using amounts equivalent to the fair value of the service rendered or the assets received in exchange.

In 2005, the Company issued shares of common stock below par value by $15,000,000. The Company recorded the capital stock account for the par value and an offsetting discount for the difference between par value and the fair value of the service rendered or assets received in exchange.

Treasury Stock

On November 17, 2006, the Company purchased 16,785,000 shares of common stock held by the stockholders for $0.70 per share, or a total of $11,749,500. Treasury stock is shown at cost and consists of 10,984,226 shares of common stock as of December 31, 2014.

Stock Warrants

As of December 31, 2014, the Company has issued one hundred forty-four (144) stock warrants certificates. Stock warrants outstanding as of December 31, 2014, are as follows:

Warrant Number	Description

Warrant Certificate 1	Provides to acquire at $0.01 per share up to 2.0% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Warrant Certificates 2 and 3	Provide to acquire at $0.01 per share up to 1.5% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 4	Provides to acquire at $0.26 per share up to 1.25% of the Company’s common stock issued and outstanding, at the exercise date, expiring on May 30, 2019.

Warrant Certificate 5	Provides to acquire at $0.26 per share up to 0.25% of the Company’s common stock issued and outstanding, at the exercise date, expiring on May 30, 2019.

Warrant Certificates 6, 12 and 22	Provide to acquire at $0.01 per share up to .50% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificates 7 and 13	Provide to acquire at $0.01 per share, up to 0.125% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificates 8 and 15	Provide to acquire at $0.01 per share, up to 0.25% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 9	Provides to acquire at $0.01 per share, up to 0.0625% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 10	Provides to acquire at $0.01 per share, up to 0.55% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 11	Provides to acquire at $0.01 per share, up to 0.1375% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 14	Provides to acquire at $0.01 per share, up to 1.0% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 17	Provides to acquire at $0.01 per share, up to 1.2% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 18	Provides to acquire at $0.01 per share, up to 0.3% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 21	Provides to acquire at $0.01 per share, up to 0.25% of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

Warrant Certificate 23	Provides to acquire at $0.26 per share, up to 0.034115% of the Company’s common stock issued and outstanding, at the exercise date, expiring on May 30, 2019.

Warrant Certificate 24	Provides to acquire at $0.05 per share, up to 1.38%, of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 9, 2016.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Warrant Certificate 25	Provides to acquire at $0.01 per share up to 4,371,429 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 26	Provides to acquire at $0.01 per share up to 1,542,857 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 27	Provides to acquire at $0.01 per share up to 1,617,081 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 31	Provides to acquire at $0.01 per share up to 51,429 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 33	Provides to acquire at $0.01 per share up to 214,315 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 37	Provides to acquire at $0.01 per share up to 308,571 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 41	Provides to acquire at $0.01 per share up to 20,571 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 42	Provides to acquire at $0.01 per share up to 265,373 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 43	Provides to acquire at $0.01 per share up to 390,857 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 44	Provides to acquire at $0.01 per share up to 23,657 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 45	Provide to acquire at $0.01 per share up to 102,857 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 46	Provides to acquire at $0.01 per share up to one percent (1.00%) of the aggregate number of common stock deemed outstanding at the exercise date, expiring on November 30, 2016.

Warrant Certificate 47	Provides to acquire at $0.01 per share up to 9,613 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 48	Provides to acquire at $0.01 per share up to 3,542 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on November 30, 2016.

Warrant Certificate 52	Provides to acquire at $0.01 per share up to 284,736 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 57	Provides to acquire at $0.01 per share up to 654 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Warrant Certificate 59	Provides to acquire at $0.01 per share up to 121,288 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 62	Provides to acquire at $0.01 per share up to 592 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 63	Provides to acquire at $0.01 per share up to 108,290 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 66	Provides to acquire at $0.01 per share up to 129,261 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 67	Provides to acquire at $0.01 per share up to 370,748 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 68	Provides to acquire at $0.01 per share up to 18,982 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 69	Provides to acquire at $0.01 per share up to 806,751 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 72	Provides to acquire at $0.01 per share up to 3,796 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 74	Provides to acquire at $0.01 per share up to 27,118 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 76, 83 and 85	Provide to acquire at $0.01 per share up to 18,078 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 80	Provides to acquire at $0.01 per share up to 235,019 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 81	Provides to acquire at $0.01 per share up to 23,348 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 82 and 88	Provide to acquire at $0.01 per share up to 36,157 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 84	Provides to acquire at $0.01 per share up to 216,942 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 86	Provides to acquire at $0.01 per share up to 54,235 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Warrant Certificate 89	Provides to acquire at $0.01 per share up to 90,392 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 90 and 91	Provide to acquire at $0.01 per share up to 591 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 92 and 106	Provide to acquire at $0.01 per share up to 12,938 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 93	Provides to acquire at $0.01 per share up to 194,071 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 97	Provides to acquire at $0.01 per share up to 445 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 99	Provides to acquire at $0.01 per share up to 33,380 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 102	Provides to acquire at $0.01 per share up to 49,165 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 107	Provide to acquire at $0.01 per share up to 549,869 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 110	Provide to acquire at $0.01 per share up to 2,588 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 111	Provide to acquire at $0.01 per share up to 15,914 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 112	Provide to acquire at $0.01 per share up to 203,407 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 113	Provide to acquire at $0.02 per share up to 831,000 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 114, 116, 117, 125, 135, 140 and 142	Provide to acquire at $0.02 per share up to 207,750 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 115, 121, 123 and 126	Provide to acquire at $0.02 per share up to 51,938 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 119	Provide to acquire at $0.02 per share up to 2,077,500 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 120	Provide to acquire at $0.02 per share up to 17,313 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Warrant Certificate 122	Provide to acquire at $0.02 per share up to 34,625 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 124	Provide to acquire at $0.02 per share up to 103,875 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 127 and 129	Provide to acquire at $0.02 per share up to 69,250 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 128	Provide to acquire at $0.02 per share up to 155,813 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 130, 132, 133, 139 and 144	Provide to acquire at $0.02 per share up to 138,500 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 131	Provide to acquire at $0.02 per share up to 415,500 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificates 134 and 138	Provide to acquire at $0.02 per share up to 103,875 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 141	Provide to acquire at $0.02 per share up to 1,038,750 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

Warrant Certificate 143	Provide to acquire at $0.02 per share up to 259,688 shares of the Company’s common stock issued and outstanding, at the exercise date, expiring on December 31, 2017.

During the year ended December 31, 2014, the Company issued approximately 3,627,000 and 260,000 shares of Class A common stock, at $.01 and $.02 per share, respectively, for warrants exercised. Total discount recognized during the year ended December 31, 2014, related to these warrants, was approximately $3,845,000.

Share Incentive Plan

On July 2, 2012, the Company approved and adopted a Share Incentive Plan (the Plan) intended to provide incentives which will attract, retain and motivate highly competent persons such as directors, officers, employees and consultants of the Company and its subsidiary, by providing them opportunities to acquire shares of the Company’s common stock, par value $1.00 per share. Subject to the provisions of the Plan, the maximum numbers of shares of common stock that may be delivered to participants and their beneficiaries under the Plan is twenty-five million (25,000,000) shares of common stock which are restricted for this purpose.

The Company has granted 25,000,000 shares of restricted stocks. According to the Plan, the restricted common stocks are vested in equal installments on each of the first three (3) anniversaries of the date of grant. As of December 31, 2014, 15,224,973 shares of restricted common stock were vested, respectively, of which 14,724,974 were issued and outstanding.

9)	Licensing fees:

On May 9, 2014, the Company entered into a license and distribution agreement to grant a third party a license to distribute, resell and supply chain management partner of the licensed products in the distribution channel and on enterprise sales, in accordance with the terms and conditions of the agreement. The third party shall pay the Company a royalty for each licensed product sold in the distribution channel or enterprise sales. During the year ended December 31, 2014, the Company received $1,968 in royalties for licensed products sold.

On October 11, 2013, the Company entered into a license agreement to grant a third party, a license to market and resell the Company’s products in accordance with the terms and conditions of the agreement. The Company received $50,000 during the year ended December 31, 2013 and within ten (10) days of the end of each calendar quarter during the period beginning upon July 1, 2014 through December 31, 2015, unless otherwise agreed by the parties in writing, the third party shall pay the Company an amount equal to twenty percent (20%) of third party’s gross sales in the preceding quarter, up to an aggregate maximum amount of $900,000. During the year ended December 31, 2014, the Company recognized license fee revenues of approximately $54,000 related to this agreement.

During March 2013, the Company entered into a license agreement with a third party, whereby the Company grants a third party the right and license to the IP Rights, as defined in the agreement, and the improvements to market, use, offer for sale and sell the licensed products in accordance with the terms and conditions of the agreement. The Company received $10,000,000 upon the execution of the Agreement in March 2013. Subject to the agreement, the third party shall have a continuing option, up to March 2015, to commence a Definitive Period, as defined in the agreement. The option was not exercised at the end of the option period and parties are negotiating a non-exclusive master reseller agreement. During the year ended December 31, 2014, the Company recognized licensing fee revenues of $5,000,000 related to this agreement and deferred approximately $904,000. As described in Note 16, the prior year financial statements of EyeLock, Inc. were restated to reflect the correction related to this licensing agreement.

10)	Income tax:

On March 19, 2012, the Company received a tax exemption grant for income, property and municipal taxes, of EyeLock, Inc., under the provisions of Act No. 73 of May 28, 2008, known as the Economic Incentives for the Development of Puerto Rico Act to cover. The grant covers a fifteen-year (15) period and provides for a flat tax rate of 4% on taxable income, 90% exemption on property taxes and 60% exemption on municipal taxes. The tax exemption was effective on January 1, 2011.

For Puerto Rico tax purposes, the Company provides for income tax using applicable Puerto Rico statutory rates. However, the provision for income tax differs from the amount obtained by applying the Puerto Rico applicable tax rates due to expenses recorded for financial statement purposes, which are not currently deductible for income tax purposes.

For federal tax purposes, the Company file an income tax return for the operations of EyeLock, Corporation.

Significant component of the deferred tax asset as of December 31, 2014, is approximately as follows:

Description	Amount

Operating loss carry-forward	$8,314,000
Less: Valuation allowance	(8,314,000)
Deferred revenue	36,000
Allowance for doubtful accounts	3,000
Allowance for obsolescence	15,000

$54,000

The income tax (expense) benefit charged to operations for the year ended December 31, 2014, consisted of the following:

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Description	Amount

Income tax benefit:
Income tax deductibles at statutory rates	$1,218,000
Nondeductible expenses	(42,000)
Nontaxable income	200,000
Other	(28,000)
Deferral of operating loss carry-forward	(1,333,000)

Current	15,000
Deferred	182,000
$197,000

Description	Amount

Deferred income tax expense:
Benefit from deferral of operating loss carry-forward	$1,333,000
Impairment loss	1,233,000

2,566,000
Valuation allowance	(2,566,000)

$—

Operating losses carry-forward for tax purposes as of December 31, 2014, have the following expiration dates:

Incurred		Used		Available	Expiration
Year	Amount	Year	Amount	Amount	Year

2005	$4,000	—	$—	$4,000	2017
2006	585,000	—	—	585,000	2018
2007	8,099,000	—	—	8,099,000	2019
2008	5,115,000	—	—	5,115,000	2020
2009	5,898,000	—	—	5,898,000	2021
2010	7,590,000	—	—	7,590,000	2022
2011	6,955,000	—	—	6,955,000	2023
2012	7,312,000	—	—	7,312,000	2024
2013	2,031,000	—	—	2,031,000	2023
2014	16,284,000	—	—	16,284,000	2024

	$59,873,000		$—	$59,873,000

10)	Operating lease agreement:

The Company entered into two (2) lease agreements for its facilities. One (1) of the lease agreements is for a lease term of three years starting on January 1, 2013, with monthly rental payments of $2,152 in the first year, and $2,399 thereafter. The second lease agreement is for a lease term of three years starting on August 1, 2013, with monthly rental payments of $2,140, in the first year, and $28,533 thereafter.

Minimum lease commitments under the active lease agreement for the years subsequent to December 31, 2014,

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

are as follows.

Year ending December 31,	Amount

2015	$371,000
2016	200,000

$571,000

Rental expense for the year ended December 31, 2014, was approximately $354,000.

12)	Savings plan:

Effective January 1, 2013, the Company entered into a 401(k) Savings Plan that covers all employees who have reached 21 years of age. Under this plan, participants can make pre-tax contributions of not less than 1% of compensation nor exceed the pre-tax contribution limit allowed under PR-Code Section 1081.01(d). For each plan year in which the plan is in effect, the Company can make contributions to the plan in one or more installments, in such amounts as the Company determines (if any). Participants hired prior to January 1, 2013 are 100% vested at all times, all other participants are vested in accordance to a determined vesting schedule.

The Company also entered into a 401 (k) Savings Plan that covers all United States employees who have reached 21 years of age, effective May 28, 2013. Under this plan, participants can make a maximum elective deferral contribution of a hundred percent (100%) of compensation. Elective deferrals made under the plan may not exceed, during any taxable year, the dollar limitation contained in IRS Code Section 402 (g) in effect at the beginning of such taxable year. Qualified non-elective contributions can be made by the Company on behalf of participants eligible to make elective deferrals and who are non-highly compensated employees. These qualified non-elective contributions, if any, shall be allocated based on a pro rata in the ration that such participant compensation bears to the compensation of all eligible participants. Participants hired prior to May 28, 2013 are 100% vested at all times, all other participants are vested in accordance to a determinated vesting schedule.

During the year ended December 31, 2014, the Company did not make contributions to the Plan.

13)	Commitment:

On August 27, 2009 (effective date), the Company and various related parties (collectively, the Parties) signed a Settlement Agreement and Mutual General Release (the Agreement). In connection with the Agreement, the Parties agreed to pay to a third party, royalties of 8.5% of their net revenues, earned during five (5) years, starting on the effective date, from all Iris Recognition Business. The royalty payments shall not, in the aggregate, exceed $5,000,000. The royalties will be deemed earned when the transaction occurs, but will not be due and payable until the Parties receive its net revenues. Royalties shall be payable if they are earned during the royalty term, even if they do not become due and payable pursuant to the preceding sentence until after the conclusion of the term of this Agreement. The Agreement contains a covenant not to bring legal claims among the parties involved. The royalty earn-out period of five (5) years lapsed during the year ended December 31, 2014.

Total royalty expense for the year ended December 31, 2014, was approximately $56,000.

14)	Supplemental disclosures for the consolidated statement of cash flows:

A)	Non-cash investing and financing transactions - During the year ended December 31, 2014, non-cash investing and financing transactions consist of the following:

Description	Amount

Discount on issuance of common stock	$12,111,462

B)	Other cash flows transactions - During the year ended December 31, 2014, the Company made no interest or income tax payments.

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

15)	Litigations and contingencies:

The Company is a party to a certain legal claim arising in the ordinary course of business. Management, after consulting with legal counsel, is of the opinion that the ultimate outcome of this claim, will not have a material effect on the Company’s financial position or results of operations.

16)	Restatement of prior year:

Beginning balance of accumulated deficit at December 31, 2013 has been restated by a charge of $36,498,110, net of income tax benefit of $236,000. The restatement reflects the correction related to licensing revenue recognition amounting to $5,904,110 and to recognize an impairment in value of the intellectual property amounting to $30,830,000.

17)	Subsequent events:

During January 2015, the Company issued and collected additional senior promissory notes amounting to approximately $212,000. These notes bear interest at 12%, as described in Note 5.

On January 22, 2015, the Company’s Board of Directors approved and adopted a Stock Option Plan (the Plan) intended to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business. The Plan is effective upon its adoption for a term of ten (10) years. As of the auditors’ report date, the Company has granted stock options for the acquisition of 9,995,000 shares at an exercise price of $0.02 per share.

On February 24, 2015, the Company approved the Senior Secured Note Purchase Agreement for the issuance and sale of up to $3,500,000 in principal amount of Senior Secured Promissory Notes. This amount may be increased to extent any holders of the Company’s existing senior promissory notes in the aggregate principal amount of $3,250,000 that elect to convert such notes into senior secured notes, in accordance with their exchange offer rights. The notes bear interest of 10%, maturing on June 15, 2015 and are secured by the Company’s intellectual property, account receivable and inventory. In addition, all senior promissory notes payable as of December 31, 2014 that amounted to $2,850,000, plus accrued interest, were converted into these senior secured promissory notes, pursuant to the agreement.

On September 1, 2015, EyeLock, Inc. and its Subsidiary changed its legal names to EL Preferred Holdings, Inc. and EL Preferred Holdings Corp., respectively. The Company amended its certificate of incorporation with the purpose, among others, of modify the stocks dividend rights and liquidation preferences and to decrease the par value of the shares from $.01 to $.001 and also increase the total number of shares authorized as follows:

Class of Stock	Number of Shares

Series C Preferred Stock	2,075,000,000
Series B-1 Preferred Stock	260,000,000
Series B Preferred Stock	500,000,000
Series A Preferred Stock	360,000,000
Class A Common Stock	150,000,000

3,345,000,000

In addition, the Company declared a stock split over the Series A, B and B-1 Preferred Stocks.

On September 1, 2015 (the Closing Date), the Company and its Subsidiary, sold substantially all of their assets to EyeLock LLC (the Buyer), an entity formed by Voxx International (Voxx), a publicly traded company listed on NASDAQ, and entered into a series of related transactions (the Transactions) described below:

EYELOCK, INC. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

•
In connection with the Transactions, the Company received as consideration (i) a $15,500,000 cash payment (the Cash Proceeds), (ii) 34 units of the Buyer’s common membership interest (the Buyer Units), representing 34% of the total number of outstanding membership interests held by all of the members of the Buyer as of the Closing Date, and (iii) the assumption by the Buyer and forgiveness by Voxx of certain promissory note obligations previously owed by the Company to Voxx. As of the Closing Date, Voxx owned a majority of the Buyer’s common membership interest.

•
The Company used all of the Cash Proceeds to pay off the Company’s trade payables and accrued expenses outstanding as of the Closing Date, including costs and fees associated with the Transactions, and to paid approximately $9,958,000 of certain senior secured and junior promissory notes issued by the Company in respect of the outstanding principal and accrued but unpaid interest and other obligations thereunder.

•	The balance of approximately $13,746,000 of the promissory notes not repaid with the Cash Proceeds was cancelled and the notes were terminated in exchange for the Company’s Series C Preferred Stock.

As of the Closing Date, the Company’s only assets are the Buyer Units and a cash reserve for the payment of taxes and other administrative expenses of the company. The Company does not currently have any officers or employees. The former employees of the Company that were located in the United States were terminated and were hired by the Buyer.

On February 24 2016, the Company obtained a valuation opinion report that supports the fair market value of the Company’s intellectual property of $4,170,000, as of December 31, 2013.

The numbers of shares issued and outstanding as of March 22, 2016, were as follows:

Class of Stock	Number of Shares

Series C Preferred Stock	1,963,735,000
Series B-1 Preferred Stock	250,957,944
Series B Preferred Stock	491,004,673
Series A Preferred Stock	349,158,879
Common Stock, Options, Warrants and Restricted Stock Units	146,325,337

3,201,181,833

The Board of Directors of the Company is currently reviewing a reorganization plan involving the domestication of the Company from Puerto Rico to the United States in 2016, for purposes of tax efficiency in light of the fact that the existing business of the Company is now being operated entirely in the continental United States.

The Board of Director has evaluated subsequent events through March 22, 2016, the date on which the financial statements were available to be issued.